POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, RIVERNORTH FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN, JOANN M. STRASSER and PATRICK W. GALLEY as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file Post-Effective Amendment No. 23 to the Trust’s Registration Statement, and any subsequent Amendment or Amendments to such Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of January, 2013.

/s/ John K. Carter
John K. Carter

STATE OF FLORIDA	:
:
COUNTY OF PINELLAS	:

Before me, a Notary Public, in and for said county and state, personally appeared John K. Carter, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 29th day of January, 2013.

/s/ Loren Bell
Notary Public

My Commission expires 8/22/16.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, RIVERNORTH FUNDS, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints DONALD S. MENDELSOHN, JOANN M. STRASSER and PATRICK W. GALLEY as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file Post-Effective Amendment No. 23 to the Trust’s Registration Statement, and any subsequent Amendment or Amendments to such Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of January, 2013.

/s/ Fred G. Steingraber
Fred G. Steingraber

STATE OF ILLINOIS	:

COUNTY OF COOK	:

Before me, a Notary Public, in and for said county and state, personally appeared Fred G. Steingraber, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 28th day of January, 2013.

/s/ Notary Public
Notary Public

My Commission expires                                         .